Exhibit 99.1
Contact:
Gregg Waldon
Chief Financial Officer
SoftBrands, Inc.
gregg.waldon@softbrands.com
612-851-1805
Susan Eich
Vice President, Corporate Communications
SoftBrands, Inc.
susan.eich@softbrands.com
612-851-6205
Angie Gunter
Vice President, Corporate Communications
Infor
angie.graves@infor.com
678-319-8311
David Olsen
Public Relations Representative for Golden Gate Capital
Coltrin & Associates, Inc.
dave_olsen@coltrin.com
212-221-1616
SOFTBRANDS ENTERS INTO DEFINITIVE AGREEMENT TO BE ACQUIRED BY AFFILIATE OF
GOLDEN GATE CAPITAL AND INFOR
SoftBrands Stockholders Will Receive $0.92 per Common Share in a Transaction Valued at $80
Million
MINNEAPOLIS, Minn., June 12, 2009 — SoftBrands, Inc. (NYSE Amex: SBN), a leading provider of software solutions for businesses in the manufacturing and hospitality industries worldwide, today announced that it has entered into a definitive agreement to be acquired by an affiliate of Golden Gate Capital and Infor for $0.92 in cash per common share for a total transaction value of approximately $80 million (including amounts paid in respect of SoftBrands debt and preferred equity).SoftBrands’ current lender, Wells Fargo Foothill, part of Wells Fargo & Company (NYSE: WFC), has agreed to provide financing for the transaction, which is expected to close in 60 to 90 days. The offer price represents an approximate 100% premium over the company’s closing price on the NYSE Amex on June 11, 2009. SoftBrands common shareholders will retain the rights going forward to 10% of the AremisSoft Liquidating Trust’s net cash proceeds, if any, received and distributed by the Trust.
The proposed transaction is subject to customary conditions to closing, including approval of SoftBrands stockholders. The Board of Directors of SoftBrands has unanimously approved the definitive agreement and agreed to recommend that SoftBrands stockholders approve the transaction.
“This transaction allows SoftBrands stockholders to realize significant value from their investment in our company over recent trading levels,” said Randy Tofteland, SoftBrands president and chief executive officer. “In addition, we increase value to customers through expanded products and services from the alliance with Infor.”

“As a result of our complementary solutions, origins in manufacturing and focus on the mid-market, the partnership offers compelling benefits to our customers,” said Jim Schaper, chairman and chief executive officer, Infor.
Piper Jaffray & Co. is acting as the exclusive financial advisor to SoftBrands on the proposed transaction, and Dorsey & Whitney LLP is providing legal counsel to SoftBrands on the proposed transaction. Kirkland & Ellis LLP is providing legal counsel to Golden Gate Capital and Infor on the proposed transaction.
SoftBrands will file a Current Report on Form 8-K with the Securities and Exchange Commission (SEC) regarding the proposed transaction. Additional information, including a copy of this press release, and the agreement and plan of merger will be available in the Current Report.
Conference Call
SoftBrands will host a conference call and webcast today at 11:00am Eastern Time to discuss the agreement. Interested parties may listen to the call by dialing 866-700-0161 or international 617-213-8832 (passcode: 77218589). A live webcast will also be available at SoftBrands’ website at http://www.softbrands.com. A replay will be available approximately one hour after the conference call concludes and will remain available through June 19, 2009. The replay number is 888-286-8010 and international 617-801-6888 (passcode: 91176867).
Additional Information about the Proposed Transaction and Where You Can Find It
This press release is not a solicitation of a proxy, an offer to purchase nor a solicitation of an offer to sell shares of SoftBrands, and it is not a substitute for any proxy statement or other filings that may be made with the SEC. In connection with the proposed transaction, SoftBrands intends to file a proxy statement and other relevant materials with the SEC. BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, STOCKHOLDERS OF SOFTBRANDS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO AND THE OTHER RELEVANT MATERIALS FILED BY SOFTBRANDS WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. A definitive proxy statement will be sent to the stockholders of SoftBrands. The proxy statement and the other relevant materials, when available, and any other documents filed by SoftBrands with the SEC, can be obtained free of charge at the SEC’s website at www.sec.gov and at SoftBrands’ website www.softbrands.com. In addition, stockholders of SoftBrands may obtain free copies of the documents filed with the SEC by contacting SoftBrands Investor Relations at (612) 851-1900 or SoftBrands, Inc., 800 LaSalle Ave., Suite 2100, Minneapolis, Minnesota 55402.
Proxy Solicitation
SoftBrands and its executive officers and directors may be deemed to be participants in the solicitation of proxies from SoftBrands’ stockholders in connection with the proposed transaction. Information concerning the interests of SoftBrands’ participants in such solicitation, including their respective security holdings, is set forth in SoftBrands’ annual proxy statement, which was filed with the SEC on January 12, 2009. Investors may obtain additional information regarding this transaction, SoftBrands and the interests of SoftBrands’ participants in such solicitation by reading the proxy statement for such transaction when it becomes available.

Cautionary Statement Regarding Forward-Looking Statements
This message may contain forward-looking statements based on current expectations, estimates and projections about our industry, management’s beliefs, and certain assumptions made by the companies. Words such as ‘‘anticipates,’’ ‘‘expects,’’ ‘‘intends,’’ ‘‘plans,’’ ‘‘believes,’’ ‘‘seeks,’’ ‘‘estimates,’’ ‘‘may,’’ ‘‘will’’ and variations of these words or similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to statements regarding the impact of the transaction, including but not limited to, the companies’ expectations with respect to the combined companies available solutions, leadership position, competitive strengths and positioning; client base; the approval of the transaction by stockholders and regulators; the satisfaction of the closing conditions to the transaction; the completion of the transaction on stated terms; and the timing of the completion of the transaction. Such statements speak only as of the date hereof and are subject to change. The companies undertake no obligation to revise or update publicly any forward-looking statements for any reason. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors. Important factors that may cause such a difference include, but are not limited to, the risk the companies’ businesses and their relationships with customers, employees or suppliers could suffer due to the uncertainty relating to the transaction; that the transaction may not be consummated, may be consummated on different terms or may be delayed; that anticipated synergies and strategic benefits from the transaction may not be fully realized; that a failure to satisfy conditions to close the transaction, including obtaining the requisite regulatory and stockholder approvals, may occur; and the various other risks and uncertainties described in the “Risk Factors” section of SoftBrands’ Annual Report on Form 10-K for the year ended September 30, 2008, and the general economic and political conditions and specific conditions that may impact company operations. Further information on SoftBrands, including additional risk factors that may affect forward looking statements, is contained in its Annual Report on Form 10-K and in its other SEC filings that are available through the SEC’s website (www.sec.gov).
About Golden Gate Capital
Golden Gate Capital is a San Francisco-based private equity investment firm with approximately $8 billion of capital under management. Golden Gate is dedicated to partnering with world-class management teams to invest in change-intensive, growth businesses. The firm targets investments where there is a demonstrable opportunity to significantly enhance a company’s value. The principals of Golden Gate have a long and successful history of investing with management partners across a wide range of industries and transaction types, including leveraged buyouts, recapitalizations, corporate divestitures and spin-offs, build-ups and venture stage investing. For more information, visit www.goldengatecap.com.
About Infor
Based in Alpharetta, Georgia, USA, Infor is one of the largest private software companies in the world. Today the company has revenues of USD $2 billion, over 8,000 employees and more than 70,000 customers. Infor’s vision is to change what businesses expect from an enterprise software provider. Infor develops and acquires proven software products that have rich, built-in functionality. Then it makes them better. Infor invests resources into product innovation and enhancement and works hard to simplify and shorten implementation times. It enables software, services, and support globally.  And it provides more flexible buying options. For more information, visit www.infor.com.
About SoftBrands
SoftBrands, Inc is a leader in providing software solutions for the businesses in the manufacturing and hospitality industries worldwide. The company has established a global infrastructure for distribution, development and support of enterprise software, and has approximately 5,000 customers in more than 100 countries actively using its manufacturing and hospitality products. SoftBrands, which has approximately 740 employees, is headquartered in Minneapolis with branch offices in Europe, India, Asia, Australia and Africa. Additional information can be found at www.softbrands.com.